Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: secretaryofstate.biz
                                                          Document Number
                                                          20070445632-23
                                                          Filing Date and Time
                                                          06/28/2007 2:07 PM
                                                          Entity Number
                                                          E0450792007-8

                                                          Filed in the office of
                                                          /s/ Ross Miller
                                                          Ross Miller
                                                          Secretary of State
                                                          State of Nevada
                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Enox Biopharma, Inc.

2. Resident Agent             EastBiz.com, Inc.
   Name and Street            Name
   Address:
  (must Street be a           5348 Vegas Drive              Las Vegas          Nevada  89108
   Nevada address where          Address                     City                     Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares          Number of shares                                         Number of shares
   corporation                with par value: 150,000,000      Par value: $0.0001      without par value:
   authorized                 Cont - pg 2
   to issue)

                              1. Yossef Av-Gay
4. Names & Addresses,            Name
   of Board of                   27 Havradim Street          Yahud         ISR          56275
   Directors/Trustees:           Street Address              City          State       Zip Code
   (attach additional page
   if there is more than 3    2. Razi Mizrahi
   directors/trustees            Name
                                 3 Haruvim Street            Pardes Hana   ISR          37000
                                 Street Address              City          State       Zip Code

                              3. Dr. David Greenberg
                                 Name
                                 39 Tamar Street             Omer          ISR          94965
                                 Street Address              City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)

6. Names, Address             Sherry Williams-Lamb                             /s/ Sherry Williams-Lamb
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    5348 Vegas Drive                 Las Vegas    NV         89108
   if there is more than 1    Address                            City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Sherry Williams-Lamb                                         6/28/07
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date

This form must be accompanied by appropriate fees.

ARTICLE 3 (SHARES) CONT:

150,000,000 TOTAL SHARES AT PAR VALUE $0.0001

100,000,000 @ $0.0001 ARE COMMON SHARES

50,000,000 @ $0.0001 ARE PREFERRED SHARES